Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

      TRUSTEES:                                                                  Telephone (214) 969-5530                                                     ROY THOMAS
  Maurice Meyer III                                                                                                                                                              General Agent
       Joe R. Clark
   John R. Norris III                                                                                                                                                          DAVID M. PETERSON
                                                                                                                                                                                          Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	December 31, 2003	December 31, 2002
Rentals, royalties and other income	$2,564,615	$1,662,441
Land sales	334,465	2,342,928

Total income	$2,899,080	$4,005,369

Provision for income tax	$649,201	$1,074,058
Net income	$1,527,600	$2,276,937
Net income per sub-share	$.68	$.98
Average sub-shares outstanding during period	2,256,427	2,325,320
	Year Ended
	December 31, 2003	December 31, 2002
Rentals, royalties and other income	$8,324,138	$6,071,314
Land sales	1,629,191	3,050,784

Total income	$9,953,329	$9,122,098

Provision for income tax	$2,265,092	$2,192,834
Net income	$5,330,151	$4,900,786
Net income per sub-share	$2.34	$2.09
Average sub-shares outstanding during period	2,274,212	2,347,467